UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2015, Broadwind Energy, Inc. and its wholly-owned subsidiaries (collectively, the “Company”) entered into a Seventh Amendment (the “Amendment”) to the August 23, 2012 Loan and Security Agreement between the Company and AloStar Bank of Commerce, as amended (the “Credit Facility”).  Among other changes, the Amendment decreased the maximum principal amount of the revolving line of credit (the “Revolver”) under the Credit Facility from $20 million to $15 million, extended the term of the Credit Facility to August 31, 2016, modified the interest rate and reduced the minimum quarterly interest charges under the Revolver.

Concurrently with the Amendment, the Company also executed a Term Loan Rider and Term Note for a term loan in the maximum principal amount of $5 million (the “Term Loan”), which is incorporated into the Credit Facility and is subject to acceleration in accordance with the Credit Facility’s customary event of default provisions.  The Term Loan has a per annum interest rate of 30-day LIBOR plus 3.5% and matures on the same date as the expiration date of the Credit Facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, the Term Loan Rider and the Term Note, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1

Seventh Amendment to Loan and Security Agreement, dated June 29, 2015, among the Company, Brad Foote Gear Works, Inc., Broadwind Services, LLC, Broadwind Towers, Inc., 1309 South Cicero Avenue, LLC, 5100 Neville Road, LLC and AloStar Bank of Commerce

10.2	Term Loan Rider, dated June 29, 2015, among the Company, Brad Foote Gear Works, Inc., Broadwind Services, LLC, Broadwind Towers, Inc. and AloStar Bank of Commerce

10.3	Term Note, dated June 29, 2015, from the Company, Brad Foote Gear Works, Inc., Broadwind Services, LLC, and Broadwind Towers, Inc. to AloStar Bank of Commerce

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

July 2, 2015	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Executive Vice President & Chief Financial Officer